Exhibit 2

AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made this 30th day of June 1997, by and among Gemstar Enterprises, Inc., a Nevada corporation ("GEI"); Safe Environment Corp., a Illinois corporation ("SAFE"); and the persons listed in Exhibit A-1 hereof who are the owners of record of all the issued and outstanding stock of SAFE who execute and deliver the Agreement ("SAFE Stockholders"), based on the following:

Recitals

     GEI wishes to acquire all the issued and outstanding stock of SAFE in exchange for stock of GEI in a transaction intended to qualify as a tax-free exchange pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Agreement to represent the terms and conditions of such tax-free reorganization, which Agreement the parties hereby adopt.

Agreement

     Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I
EXCHANGE OF STOCK

     1.01 Exchange of Shares. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof), the SAFE Stockholders shall assign, transfer, and deliver to GEI, free and clear of all liens, pledges, encumbrances, charges, restriction, or known claims of any kind, nature, or description, all issued and outstanding shares of common stock of SAFE (the "SAFE Shares") held by SAFE Stockholders which shares shall represent all issued and outstanding shares of SAFE common stock, and GEI agrees to acquire such shares on such date by issuing and delivering in exchange therefor eleven (11) restricted shares (post reverse split pursuant to Section 4.01 hereafter referred to as the "Reverse Stock Split") of GEI common stock, par value $0.001 per share, (the "GEI Common Stock") for every share of SAFE issued and outstanding shares of common stock or an aggregate of 2,761,000 post split shares of Common Stock. Such shares of GEI Common Stock shall be issued pro rata based on the number of SAFE Shares held and as set forth opposite the SAFE Stockholders respective names in Exhibit A-1. All 2,761,000 shares of GEI Common Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the GEI Common Stock which may occur between the date of the execution of this Agreement and the Closing Date except for the proposed Reverse Stock Split set forth in Section 4.01.

     1.02 Delivery of Certificates by SAFE Stockholders. The transfer of SAFE Shares by the SAFE Stockholders shall be effected by the delivery to GEI at the Closing (as set forth in Section 1.05 hereof) of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed and with all necessary transfer taxes and other revenue stamps affixed and acquired at the SAFE Stockholders' expense.

     1.03 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, GEI will own all the issued and outstanding shares of SAFE and SAFE will be a wholly-owned subsidiary of GEI operating under the name Safe Environment Corp.

     1.04 Further Assurances. At the Closing and from time to time thereafter, the SAFE Stockholders shall execute such additional instruments and take such other action as GEI may reasonably request, without undue cost to the SAFE Stockholders in order to more effectively sell, transfer, and assign clear title and ownership in the SAFE Shares to GEI.

     1.05 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreeable time and place on or before July 12, 1997, or on another date not later than thirty (30) days following the date of this Agreement (the "Closing Date"). The Agreement may be closed at any time following approval by a majority in interest of the shareholders of GEI's Common Stock as set forth in Section 5.01 hereof and SAFE Stockholders as set forth in Section 5.02 hereof. All SAFE Stockholders who execute and deliver a copy of the Agreement shall be deemed to be parties to the Agreement and bound by all the terms, conditions, and covenants hereof. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives. The Closing shall be in conjunction with, and conditioned upon, the closing of the acquisition of Roli Ink Corporation set for in section 6.10 hereof.

     1.06     Closing Events.

     (a) GEI Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, GEI shall deliver to SAFE and SAFE Stockholders at Closing all of the following:

     (i) Certificates of good standing from the Secretary of State, issued as of a date within five days prior to the Closing Date, certifying that GEI is in good standing as a corporation in the State of Nevada;

     (ii) Copies of the resolutions of GEI's board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of GEI as of the Closing Date;

     (iii) The certificate contemplated by Section 4.03, duly executed by a duly authorized officer of GEI;

     (iv) The certificate contemplated by Section 4.04, dated the Closing Date, signed by the chief executive officer and principal accounting and financial officer of GEI; and

     In addition to the above deliveries, GEI shall take all steps and actions as SAFE and SAFE Stockholders may reasonably request or as may otherwise be necessary to consummate the transactions contemplated hereby.

     (b) SAFE's and SAFE Stockholders' Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V and section 6.10, SAFE and/or SAFE Stockholder's shall deliver to GEI at Closing all the following:

     (i) Certificate of good standing from the Secretary of State, issued as of a date within five days prior to the Closing Date certifying that SAFE is in good standing as a corporation in the State of Illinois;

     (ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of SAFE executing this Agreement and any other document delivered pursuant hereto on behalf of SAFE;

     (iii) Copies of resolutions of the board of directors and of the stockholders of SAFE authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of SAFE as of the Closing Date;

     (iv) The certificate contemplated by Section 5.03, executed by a duly authorized officer of SAFE; and

     (v) The certificate contemplated by Section 5.04, dated the Closing Date, signed by the chief executive officer and principal accounting and financial officer of SAFE.

In addition to the above deliveries, SAFE and SAFE Stockholders shall take all steps and actions as GEI may reasonably request or as may otherwise be necessary to consummate the transactions contemplated hereby.

     1.07.     Termination

     (a) This Agreement may be terminated by the board of directors of either GEI or SAFE at any time prior to the Closing Date if:

     (i) There shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

     (ii) Any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange;

     In the event of termination pursuant to this paragraph (a) of Section 1.07, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

     (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of GEI if either SAFE or SAFE Stockholders shall fail to comply in any material respect with any of their covenants or agreements contained in this Agreement or if any of the representations or warranties of SAFE or SAFE Stockholders contained herein shall be inaccurate in any material respect. In the event of termination pursuant to this paragraph (b) of this section 1.07, no obligation, right, remedy, or liability shall arise hereunder. All parties shall bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

     (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of SAFE (i) if shareholders of SAFE owning more than ten percent (10%) of the issued and outstanding shares of SAFE Stock perfect their dissenter's rights with respect to the approval of
this Agreement and the transactions contemplated hereby, or  (ii)   if GEI
shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of GEI contained herein shall be inaccurate in any material respect. In the event of termination pursuant to this paragraph (c) of this section 1.07, no obligation, right, remedy, or liability shall arise hereunder. All parties shall each bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF GEI

     As an inducement to, and to obtain the reliance of SAFE and the SAFE Stockholders, GEI represent and warrant as follows:

     2.01 Organization. GEI is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of GEI's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

     2.02 Approval of Agreement. GEI has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of GEI has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the GEI shareholders and compliance with state and federal corporate and securities laws.

     2.03     Capitalization.     The authorized capitalization of GEI
consists of 100,000,000 shares of common stock, $0.001 par value, of which 10,758,614 shares are issued and outstanding and 5,000,000 shares of preferred
stock, $0.001 par value, none of which is issued and outstanding.   All issued
and outstanding shares of GEI are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of GEI.

     2.04.     Financial Statements.

     (a) Included in Schedule 2.04 are the audited balance sheets of GEI as of September 30, 1996, and 1995, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended September 30, 1996, and 1995, and from the date of inception as a development stage company (April 10, 1993) through September 30, 1996, including the notes thereto, and the accompanying report of Hansen, Barnett & Maxwell, independent certified public accountants. The information in Schedule 2.04 also includes the balance sheet of GEI as of March 31, 1997, and 1996, and the related statements of operations, stockholders' equity (deficit), and cash flows for the six months ended March 31, 1997, and 1996, together with the notes thereto and representations by the principal accounting and financial officer of GEI to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

     (b) The audited financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The GEI balance sheets present fairly, in all material respects, as of their respective dates, the financial position of GEI. GEI did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles under which they were prepared, and all assets reflected therein presently fairly the assets of GEI in accordance with generally accepted accounting principles under which they were prepared. The statements of operations, stockholders' equity and cash flows present fairly the financial position and result of operations of GEI as of their respective dates and for the respective periods covered thereby.

     (c) The books and records, financial and otherwise, of GEI are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of GEI. GEI has maintained a system of internal accounting controls, under GEI's circumstances, sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

     (d) GEI has filed or will file as the Closing Date all tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respects. GEI has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent audited balance sheet of GEI, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which GEI may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. None of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. GEI has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on GEI, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of GEI.

     2.05 Outstanding Warrants and Options. GEI has 551,145 Series "A" warrants outstanding which entitle the holders thereof to purchase a like number of shares of Common Stock at an exercise price of $1.60 per share and 548,864 Series "B" warrants outstanding which entitle the holders thereof to purchase a like number of shares of Common Stock at an exercise price of $4.00 per share. GEI has no outstanding options, calls, or commitments of any nature relating to the authorized and unissued GEI Common Stock.

     2.06 Information. The information concerning GEI set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. GEI shall cause the schedules delivered by it pursuant hereto and the instruments delivered to SAFE hereunder to be updated after the date hereof up to and including the Closing Date.

     2.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the schedules hereto, since the date of the most recent GEI balance sheet described in Section 2.04 and included in the information referred to in Section 2.06:

     (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of GEI or (ii) any damage, destruction, or loss to GEI (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of GEI;

     (b)     GEI has not (i) amended its articles of incorporation or bylaws;
(ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of GEI; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;
(vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;
PAGE

     (c) GEI has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof except as stated herein; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent GEI balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of GEI and its subsidiaries; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

     (d) To the best knowledge of GEI it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of GEI.

     2.08 Litigation and Proceedings. There are no actions, suits, or administrative or other proceedings pending or, to the knowledge of GEI, threatened by or against GEI or affecting GEI or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. GEI does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     2.09 Governmental Authorizations. GEI has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by GEI of this Agreement and the consummation by GEI of the transactions contemplated hereby.

     2.10 Compliance With Laws and Regulations. GEI has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of GEI or except to the extent that noncompliance would not result in the occurrence of any material liability for GEI.

     2.11 GEI Schedules. GEI has delivered to SAFE the following schedules, which are collectively referred to as the "GEI Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of GEI as complete, true, and accurate:

     (a) A schedule including copies of the articles of incorporation and bylaws of GEI in effect as of the date of this Agreement;

     (b) A schedule containing copies of resolutions adopted by the board of directors of GEI approving this Agreement and the transactions herein contemplated;

     (c) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the GEI Schedules by §§2.01 through 2.10.

GEI shall cause the GEI Schedules and the instruments delivered to SAFE hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated GEI Schedules, certified in the same manner as the original GEI Schedules, shall be delivered prior to and as a condition precedent to the obligation of SAFE to close.

ARTICLE III
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SAFE

     As an inducement to, and to obtain the reliance of, GEI, SAFE represents and warrants as follows:

     3.01 Organization. SAFE is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the state of Illinois and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of SAFE. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of SAFE's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

     3.02 Approval of Agreement. SAFE and the SAFE Stockholders have full power, authority, and legal right and have taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of SAFE have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the SAFE Stockholders and compliance with state and federal corporate and securities laws.

     3.03 Capitalization. The authorized capitalization of SAFE consists of three hundred fifty thousand (350,000) shares, no par value, of which as of the date hereof two hundred fifty one thousand (251,000) shares are issued and outstanding. All issued and outstanding shares of SAFE are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of SAFE.
PAGE

     3.04     Financial Statements.

     (a) Included in Schedule 3.04 are the audited balance sheet of SAFE as of December 31, 1996, and 1995, and the related statements of operations, cash flows, and stockholders' equity for the period from inception on November 4, 1987, to December 31, 1996, including the notes thereto, and the accompanying report of Poulos & Bayer, LTD., independent certified public accountants. At or prior to the Closing Date, SAFE shall deliver the unaudited balance sheet of SAFE as of March 31, 1997, and 1996, and the related statements of operations, stockholders' equity (deficit), and cash flows for the three months ended March 31, 1997, and 1996, together with the notes thereto and representations by the chief operating officer of SAFE to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

     (b) The audited financial statements delivered pursuant to Section 3.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The financial statements of SAFE present fairly, as of their respective dates, the financial position of SAFE. SAFE did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of SAFE, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of SAFE as of their respective dates and for the respective periods covered thereby.

     (c) SAFE has filed or will have filed as of the Closing Date all tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respects. SAFE has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent unaudited balance sheet of SAFE, except to the extent reflected on such balance sheet and adequately provided for, and all such dates and years and periods prior thereto and for which SAFE may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to SAFE's knowledge no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated.
Proper and accurate amounts of taxes have been withheld by or on behalf of SAFE with respect to all material compensation paid to employees of SAFE for all periods ending on or before the date hereof, and all deposits required with respect to compensation paid to such employees have been made, in complete compliance with the provisions of all applicable federal, state, and local tax and other laws. To SAFE's knowledge, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service, and no deficiency assessment or proposed adjustment of any such return is pending, proposed, or contemplated. SAFE has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on SAFE, its financial condition, its business as presently conducted or proposed to be conducted, or any of its properties or material assets. There are no tax liens upon any of the assets of SAFE. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of SAFE.

     (d) The books and records, financial and otherwise, of SAFE are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of SAFE. SAFE has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
(iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

     3.05 Information. The information concerning SAFE set forth in this Agreement and in the schedules delivered by SAFE pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. SAFE shall cause the schedules delivered by SAFE pursuant hereto and the instruments delivered to GEI hereunder to be updated after the date hereof up to and including the Closing Date.

     3.06 Absence of Certain Changes or Events. Except as set forth in this Agreement since the date of the most recent SAFE balance sheet described in Section 3.04 and included in the information referred to in Section 3.05:

     (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of SAFE or (ii) any damage, destruction, or loss to SAFE (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of SAFE.

     (b)     SAFE has not (i) amended its articles of incorporation or bylaws;
(ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of SAFE; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;
(vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

     (c) SAFE has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent SAFE balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000);
(v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of SAFE; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

     (d) To the best knowledge of SAFE, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of SAFE.

     3.07 Title and Related Matters. Except as provided herein or disclosed in the most recent SAFE balance sheet and the notes thereto, SAFE has good and marketable title to all of its properties, inventory, interests in properties, and assets, which are reflected in the most recent SAFE balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and
(ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties.

     3.08     Litigation and Proceedings. Except as otherwise disclosed in
Schedule 3.08, there are no actions, suits, or proceedings pending or, to the knowledge of SAFE, threatened by or against SAFE or affecting SAFE, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. SAFE does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     3.09 Material Contract Defaults. SAFE is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of SAFE, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which SAFE has not taken adequate steps to prevent such a default from occurring.

     3.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which SAFE is a party or to which any of its properties or operations are subject.

     3.11 Governmental Authorizations. SAFE has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by SAFE of this Agreement and the consummation by SAFE of the transactions contemplated hereby.

     3.12 Compliance With Laws and Regulations. SAFE has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of SAFE or except to the extent that noncompliance would not result in the occurrence of any material liability for SAFE.

     3.13 Insurance. All of the insurable properties of SAFE are insured for full replacement value (subject to reasonable deductibles) against losses due to fire and other casualty, with extended coverage, and other risks customarily insured against by persons operating similar properties in the localities where such properties are located and under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date, as hereinafter defined.

     3.14 SAFE Schedules. SAFE has delivered to GEI the following schedules, which are collectively referred to as the "SAFE Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of SAFE as complete, true, and accurate:

     (a) A schedule including copies of the articles of incorporation and bylaws of SAFE and all amendments thereto in effect as of the date of this Agreement;

     (b) A schedule containing copies of resolutions adopted by the board of directors of SAFE approving this Agreement and the transactions herein contemplated as referred to in Section 3.02;

     (c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of SAFE since the most recent SAFE balance sheet, required to be provided pursuant to Section 3.04 hereof; and

     (d) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the SAFE Schedules by Sections 3.01 through 3.13.

SAFE shall cause the SAFE Schedules and the instruments delivered to GEI hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated SAFE Schedules, certified in the same manner as the original SAFE Schedules, shall be delivered prior to and as a condition precedent to the obligation of GEI to close.

ARTICLE IV
CONDITIONS PRECEDENT TO OBLIGATIONS OF SAFE AND THE SAFE STOCKHOLDERS

     The obligations of SAFE and the SAFE Stockholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     4.01. Reverse Split. GEI shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve a 5 to 1 reverse split of its issued and outstanding Common Stock which reverse split shall be implemented prior to the Closing of the transaction contemplated in this Agreement. The reverse split shall not affect the authorized but unissued shares of the Company but will have the effect of increasing the exercise price of the outstanding warrants and reducing the shares issueable on exercise of the outstanding warrants of the Company.

     4.02     Shareholder Approval.     GEI shall call and hold a meeting of
its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this agreement including the acquisition of SAFE through the issuance of GEI Common Stock for all of the issued and outstanding SAFE Shares and a change in the name of GEI to "CG Industries, Inc."

     4.03 Accuracy of Representations. The representations and warranties made by GEI in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and GEI shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by GEI prior to or at the Closing. SAFE shall be furnished with certificates, signed by duly authorized officers of GEI and dated the Closing Date, to the foregoing effect.

     4.04 Officer's Certificates. SAFE shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of GEI to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of GEI threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and GEI's own documents, the certificate shall represent that:

     (a) This Agreement has been duly approved by GEI's board of directors and has been duly executed and delivered in the name and on behalf of GEI by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of GEI pursuant to a unanimous consent.

     (b) The representations and warranties of GEI set forth in this Agreement are true and correct as of the date of the certificate.

     (c) There have been no material adverse changes in GEI up to and including the date of the certificate.

     (d) All conditions required by this Agreement have been met, satisfied, or performed by GEI.

     (e) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by GEI have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required.

     (f) There is no action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body Pending or threatened against GEI, wherein an unfavorable decision, ruling, or finding would have an adverse effect on the financial condition of GEI, the operation of GEI, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which GEI is bound or would in any way contest the existence of GEI.

     4.05 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial conditions, business, or operations of GEI, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of GEI.

     4.06 Good Standings. SAFE shall have received certificates of good standing from the appropriate authorities, dated as of the date within five days prior to the Closing Date, certifying that GEI is in good standing as a corporation in the State of Nevada.

     4.07 Other Items. SAFE shall have received such further documents certificates, or instruments relating to the transactions contemplated hereby as SAFE may reasonably request.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF GEI

     The obligations of GEI under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     5.01. Shareholder Approval. GEI shall call and hold a meeting of its shareholders, or obtain through a majority written consent of its shareholders, whereby the shareholders of GEI authorize and approve this Agreement and the transactions contemplated hereby.

     5.02     SAFE  Shareholders.    Holders of all of the issued and
outstanding SAFE Shares shall agree to this Agreement and the exchange of shares.

     5.03 Accuracy of Representations. The representations and warranties made by SAFE in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and SAFE shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by SAFE prior to or at the Closing. GEI shall be furnished with a certificate, signed by a duly authorized officer of SAFE and dated the Closing Date, to the foregoing effect.
PAGE

     5.04 Officer's Certificates. GEI shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of SAFE to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of SAFE, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and SAFE's own documents, the certificate shall represent that:

     (a) This Agreement has been duly approved by SAFE's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of SAFE by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of SAFE pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders;

     (b) The representations and warranties of SAFE set forth in this Agreement are true and correct as of the date of the certificate;

     (c) Except as provided or permitted herein, there have been no material adverse changes in SAFE up to and including the date of the certificate;

     (d) All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by SAFE have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

     (e) Except as otherwise disclosed in Schedule 3.08, there is no action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body Pending or threatened against SAFE, wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of SAFE, the operation of SAFE, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which SAFE is bound or would in any way contest the existence of SAFE.

     5.05 No Material Adverse Change. Except as provided or permitted herein, prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of SAFE, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of SAFE.

     5.06 Good Standing. GEI shall have received a certificate of good standing from the appropriate authority, dated as of a date within five days prior to the Closing Date, certifying that the SAFE is in good standing as a corporation in the State of Illinois.

     5.07 Other Items. GEI shall have received such further documents certificates, or instruments relating to the transactions contemplated hereby as GEI may reasonably request.
PAGE

ARTICLE VI
SPECIAL COVENANTS TO BE SATISFIED PRIOR TO CLOSING

     6.01     Activities of GEI and SAFE.

     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by GEI and SAFE pursuant hereto or as permitted or contemplated by this Agreement, GEI and SAFE will each:

     (i) Carry on its business in substantially the same manner as it has heretofore;

     (ii) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

     (iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

     (iv) Use its best efforts to maintain and preserve it business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

     (v) Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date. All such tax returns shall be prepared in a manner consistent with the preparation of prior years' tax returns except as required by law or as agreed to by the parties hereto prior to the filing thereof; and

     (vi) Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

     (b) From and after the date of this Agreement and except as provided herein until the Closing Date, GEI and SAFE will not:

     (i)     Make any change in its articles of incorporation or bylaws;

     (ii) Enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

     (iii) Enter into any agreement for the sale of SAFE securities without the prior approval of GEI.

     6.02 Access to Properties and Records. SAFE will afford to the officers and authorized representatives of GEI full access to the properties, books, and records of SAFE in order that GEI may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of SAFE and will furnish GEI with such additional financial and operating GEI and other information as to the business and properties of SAFE as GEI shall from time to time reasonably request.

     6.03 Indemnification by SAFE. SAFE will indemnify and hold harmless GEI and its directors and officers, and each person, if any, who controls GEI within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by SAFE expressly for use therein. The indemnity agreement contained in this Section 6.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of GEI and shall survive the consummation of the transactions contemplated by this Agreement for a period of two years.

     6.04. Indemnification by GEI. GEI will indemnify and hold harmless SAFE, the SAFE Stockholders, SAFE's directors and officers, and each person, if any, who controls SAFE within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by GEI expressly for use therein. The indemnity agreement contained in this Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of SAFE and shall survive the consummation of the transactions contemplated by this Agreement for a period of two years.

     6.05 The Acquisition of GEI Common Stock. GEI, SAFE and the SAFE Stockholders agree and understand that the consummation of this Agreement including the issuance of the GEI Common Stock to the shareholders of SAFE in exchange for the SAFE Common Stock as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. GEI, SAFE and SAFE Stockholders agree such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

     (a) In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, the signing of this Agreement and the delivery of appropriate separate representations shall constitute the parties acceptance of, and concurrence in, the following representations and warranties:

     (i) SAFE Stockholders acknowledge that neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring GEI Common Stock, and that this transaction involves certain risks.

     (ii) SAFE Stockholders have received and read the Agreement and understand the risks related to the consummation of the transactions herein contemplated.

     (iii) SAFE Stockholders have such knowledge and experience in business and financial matters that they are capable of evaluating each business.

     (iv) SAFE Stockholders have been provided with copies of all materials and information requested by the SAFE Stockholders or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.

     (v) All information which SAFE Stockholders have provided to GEI or their representatives concerning their suitability and intent to hold shares in GEI following the transactions contemplated hereby is complete, accurate, and correct.

     (vi) SAFE Stockholders have not offered or sold any securities of GEI or interest in this Agreement and have no present intention of dividing the GEI Common Stock to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

     (vii) SAFE Stockholders understand that the GEI Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject GEI Common Stock may, under certain circumstances, be inconsistent with this exemption and may make SAFE Stockholders an "underwriter," within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject GEI Common Stock can only be effected in transactions which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act, and, after one year after the date the GEI Common Stock or SAFE Shares are fully paid for, as calculated in accordance with rule 144(d), sales of securities in reliance upon rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two years from the date the securities are fully paid for, as calculated in accordance with rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

     (viii) SAFE Stockholders acknowledge that the shares of GEI Common Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. GEI is not under any obligation to register the GEI Common Stock under the Securities Act. If rule 144 is available after one year and prior to two years following the date the shares are fully paid for, only routine sales of such GEI Common Stock in limited amounts can be made in reliance upon rule 144 in accordance with the terms and conditions of that rule. GEI is not under any obligation to make rule 144 available, except as may be expressly agreed to by it in writing in this Agreement, and in the event rule 144 is not available, compliance with regulation A or some other disclosure exemption may be required before SAFE Stockholders can sell, transfer, or otherwise dispose of such GEI Common Stock without registration under the Securities Act. GEI's registrar and transfer agent will maintain a stop transfer order against the registration or transfer of the GEI Common Stock, and the certificates representing the GEI Common Stock will bear a legend in substantially the following form so restricting the sale of such securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

     (ix) GEI may refuse to register further transfers or resales of the GEI Common Stock in the absence of compliance with rule 144 unless the SAFE Stockholders furnish the GEI with a "no-action" or interpretive letter from the SEC or an opinion of counsel reasonably acceptable to GEI stating that the transfer is proper. Further, unless such letter or opinion states that the shares of GEI Common Stock are free of any restrictions under the Securities Act, GEI may refuse to transfer the securities to any transferee who does not furnish in writing to GEI the same representations and agree to the same conditions with respect to such GEI Common Stock as set forth herein. GEI may also refuse to transfer the GEI Common Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

     (b) In connection with the transaction contemplated by this Agreement, SAFE, the SAFE Stockholders, and GEI shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the SAFE Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

     (c) In order to more fully document reliance on the exemptions as provided herein, SAFE, the SAFE Stockholders, and GEI shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as GEI or SAFE and its counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws including but not limited to an investment letter.

     (d) SAFE, the SAFE Stockholders, and GEI acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

     6.06 GEI Liabilities. Immediately prior to the Closing Date, GEI shall have no material assets and no liabilities, and all expenses related to this Agreement or otherwise shall have been paid.

     6.07 Securities Filings. GEI shall be responsible for the preparation and filing of a form D with the Securities and Exchange Commission and SAFE shall be responsible for all filing in any state where its SAFE Shareholders shall reside and all future filings required as a result of the transaction contemplated by this Agreement necessary to comply with any federal, state or regulatory security laws.

     6.09     New Board of Directors and Officers.     Upon closing of the
transactions contemplated by this Agreement, the current board of directors and officers of GEI shall resign and in their place nominees of SAFE shall be appointed.

     6.10 Acquisition of Roli Ink Corporation. Prior to closing, GEI shall enter into agreements substantially similar to this Agreement, to purchase all of the issued and outstanding stock of Roli Ink Corporation, a Wisconsin corporation for 2,200,056 post reverse split shares of GEI common stock, respectively.

ARTICLE VII
MISCELLANEOUS

     7.01 Brokers. GEI, SAFE and SAFE Stockholders agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Further, GEI and SAFE each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.

     The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

     7.02 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

     7.03 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of the state of Nevada.

     7.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to GEI, to:     Denny Nestripke     If to SAFE, to:  John Giura
     Gemstar Enterprises, Inc.             Safe Environment Corp.
     P.O. Box 3854                         8400 Brookfield Avenue
     Palm Desert, California 92261         Brookfield, Illinois 60513
     Fax: (619) 346-4812                   Fax:  (708) 387-9244

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

     7.05 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     7.06 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by GEI or SAFE such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

     7.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     7.08 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

     7.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     7.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     7.11 GEI's Materiality Threshold. It is understood by the parties that GEI has no operations and only limited assets. Accordingly, the parties to this Agreement hereby agree that the term "materiality" as used in this Agreement relative to GEI, shall represent a dollar amount in excess of $25,000.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

GEMSTAR ENTERPRISES, INC.,                SAFE ENVIRONMENT CORP.,
 a Nevada corporation                      a Illinois corporation

By:/S/ Denny Nestripke, President            By:/S/John Giura, Pres.
                                             Its Duly Authorized Officer

STATE OF UTAH      )
                    ss.
COUNTY OF SALT LAKE)

     On this 30th day of June, 1997, personally appeared before me Denny Nestripke, whose identity is personally known to me and who by me duly sworn, did say that he is the President of Gemstar Enterprises, Inc. and that said document was signed by him of behalf of said corporation by authority of its bylaws, and said Denny Nestripke acknowledged to me that said corporation executed the same.

/S/ Victor D. Schwarz, Notary Public [Seal]
350 South 400 East Ste. G-6
SLC, UT  84111
My Commission Expires August 10, 1998
State of Utah


STATE OF ILLINOIS)
                  ss.
COUNTY OF COOK   )

     On this 3rd day of July, 1997 personally appeared before me John Giura, whose identity is personally known to me and who by me duly sworn, did say that he is the president of Safe Environment Corp. and that said document was signed by him of behalf of said corporation by authority of its bylaws, and said John Giura acknowledged to me that said corporation executed the same.

/S/ Debra Moore
"Official Seal"
Notary Public, State of Illinois
My Commission Expires 6-2-99
PAGE

Exhibit A-1

     Safe Environment Corp.
     List of Shareholders

                                             Number
                                             Of GEI
                             Number          Shares
                             Of SAFE         To be
                             Shares          Received
Name of Shareholder          Owned           In Exchange     Signature
-------------------         --------         -----------     ---------